UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported) February 21, 2014

NATIONAL WESTERN LIFE INSURANCE COMPANY
(Exact Name of Registrant as Specified in Its Charter)

COLORADO	84-0467208
(State or Other Jurisdiction of Incorporation)	(I.R.S. Employer Identification Number)

2-17039
(Commission File Number)

850 EAST ANDERSON LANE, AUSTIN, TEXAS	78752-1602
(Address of Principal Executive Offices)	(Zip code)

(512) 836-1010
(Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
(17 cfr 240.14D-2(B))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
(17 cfr 240.13E-4(C))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 21, 2014, the Board of Directors (the “Board”) of National Western Life Insurance Company (the “Company”) increased the total number of directors to ten and elected Ann M. Moody a Class A director of the Company to serve until the 2014 Annual Meeting of Shareholders. The Company’s Articles of Incorporation and Bylaws provide that the number of directors constituting the Board shall be between seven and 27 members.

Mrs. Moody is the wife of Robert L. Moody, Chairman of the Board and Chief Executive Officer of the Company; mother of Frances A. Moody-Dahlberg, an employee and director of the Company; stepmother of Ross R. Moody, President and Chief Operating Officer and a director of the Company; stepmother of Russell S. Moody, a director of the Company; and brother of E. Douglas McLeod, a director of the Company. The Board has determined that Mrs. Moody is not “independent” under the Company’s corporate governance guidelines and The NASDAQ Stock Market listing standards. She has not been appointed to any of the sub-committees of the Board at this time.

As a nonemployee director of the Company, Mrs. Moody will receive the same compensation as the other nonemployee members of the Board as described in the Company’s Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission, most recently May, 3, 2013, with the annual retainer fee prorated for 2014. There have been no related party transactions between Mrs. Moody and the Company that would be reportable under Item 404(a) of Regulation S-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONAL WESTERN LIFE INSURANCE COMPANY

Date: February 24, 2014	/S/Brian M. Pribyl
Brian M. Pribyl
Senior Vice President,
Chief Financial Officer
and Treasurer